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                                                                 Exhibit 10.1(c)

                              EMPLOYMENT AGREEMENT

This Agreement, entered into and effective as of this 21st day of February, 2001, is by and between Ralph Derrickson ("Derrickson") and Metricom, Incorporated ("MCOM").

Whereas, MCOM, a Delaware corporation with headquarters at 333 West Julian Street, San Jose, California, desires to employ Derrickson, a Washington State resident, as its interim Chief Executive Officer, and Derrickson is willing to accept employment, on the terms and conditions of this Agreement,

In consideration of the mutual covenants herein, the parties agree:

1. POSITION AND DUTIES. Derrickson shall be employed by MCOM in the position of Interim Chief Executive Officer. Derrickson shall have such reasonable duties and responsibilities as may be required from time to time by the Board of Directors of MCOM consistent with Derrickson's position as Chief Executive Officer. The Board expressly agrees to meet with Derrickson no less frequently than once every two weeks during the CEO Term.

2. CEO SEARCH. MCOM agrees to engage a reputable executive search firm to engage a nationwide search for a "permanent" Chief Executive Officer within thirty (30) days of the date of this Agreement.

3. TERM. The Initial Term of this Agreement as Interim CEO shall run from February 21, 2001 through June 30, 2001 ("Initial Term"). During the Initial Term, this Agreement may only be terminated for "Cause." Derrickson's employment as Interim CEO may be terminated by written notice by either party at the conclusion of the Initial Term. If not terminated at or before the conclusion of the Initial Term, Derrickson's term of employment with MCOM as Interim CEO shall automatically extend for additional, consecutive two month periods, on the same terms and conditions as the Initial Term (collectively "CEO Term"). If Derrickson is employed by the Company (but not including any time spent as a consultant pursuant to Section 4 below) beyond August 31, 2001 then this Agreement shall be renegotiated between the parties on terms at least as favorable to Derrickson as set forth in this Agreement.

4. CONSULTANT. Unless this Agreement is terminated for Cause, then at the conclusion of Derrickson's employment as Interim CEO, MCOM agrees to hire Derrickson as a consultant. This consultant arrangement shall be for a minimum term of twelve months commencing immediately upon the conclusion of Derrickson's employment as Interim CEO, and may only be terminated for "Cause" ("Consultant Term").

5. LIMITATIONS ON OBLIGATION. In recognition of family obligations, Derrickson shall not be required to work or travel for MCOM during the weekends. In addition, the parties understand that there are some duties that can be performed by Derrickson from


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        Washington State. To the extent that Derrickson can perform his duties from Washington State, MCOM expressly consents to his doing so.

6.      COMPENSATION DURING THE CEO TERM.

        (a) Base Salary. MCOM shall initially pay Derrickson a monthly gross base salary in the amount of One Hundred Fifty Thousand Dollars and No Cents ($150,000.00) ("Base Salary") in accordance with MCOM's standard payroll processing schedule. Derrickson's Base Salary shall not be decreased absent Derrickson's prior written consent.

        (b) Non-Discretionary Bonus for Additional Funding.

               1) In recognition that Derrickson's services on behalf of MCOM may attract additional third party investment in MCOM, MCOM shall pay Derrickson an automatic and non-discretionary bonus equal to one and one-half percent (1.5%) of the cash value of all new investment funds received by MCOM arising from negotiations entered into during the CEO Term and for a period of twenty-four months thereafter (cumulatively, the "Bonus Period"). For purposes of this Section 6, new investment funds received by MCOM during the Bonus Period shall include, without limitation, all venture capital and other private equity investment plus any amounts secured by MCOM through a new line of credit, loan, convertible note, or other debt arrangement. For each such line of credit or other debt arrangement, the non-discretionary bonus payment shall be calculated based on the amount that is actually paid to MCOM. Multiple draws on any line of credit or debt arrangement shall be taken into account separately in calculating the bonus, and no draws on a line of credit or debt arrangement that may create a bonus obligation to Derrickson shall be undertaken without approval of Metricom's Board of Directors.

               To the extent that new investment funds secured during the Bonus Period include one or more investments received from Vulcan Ventures (where each separate investment shall be referred to singularly as a "Vulcan Investment"), then the non-discretionary bonus provided for above, with respect only to any Vulcan Investment shall be capped at a maximum of Three Hundred and Fifty Thousand Dollars ($350,000).

               The cap described in the immediately preceding paragraph shall be applied separately to each distinct Vulcan Investment, on a non-aggregated basis. For clarity, and by way of example, if Vulcan Ventures participates in multiple investment rounds during the Bonus Period committing "x" amount of dollars payable in separate rounds with each payment contingent upon MCOM's satisfaction of specified conditions at each round, the $350,000 limitation shall apply separately to the amount received at each round. To the extent, if any, that additional investors (i. e., investors other than Vulcan Ventures) participate in such rounds the cap shall not apply as to investments from such additional investors.


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               During the Bonus Period, the non-discretionary bonus shall be due and payable to Derrickson regardless of whether Derrickson is employed by or providing services to MCOM at the time any additional funding is received.

               (2) Non-Discretionary Bonus for Liquidity Event. In addition to any non-discretionary bonus described in (b)(1) above, Derrickson shall also receive an automatic and non-discretionary bonus if there is a Liquidity Event during the Bonus Period. A "Liquidity Event" shall mean: (i) any sale, exchange, or transfer of substantially all of the assets of MCOM, (ii) any sale, exchange or transfer involving the common stock of MCOM if, immediately following the transaction, the persons who held MCOM common stock (or securities convertible into MCOM common stock) hold less than a majority of the combined equity of MCOM (or any successor entity), or (iii) any other sale or similar transaction in which MCOM undergoes a change of majority shareholder control in exchange for consideration. Upon the occurrence of a Liquidity Event, Derrickson shall receive a non-discretionary bonus equal one and a half percent (1.5%) of the purchase price paid in the Liquidity Event.

               (3) Timing and Nature of Payment. Each non-discretionary bonus provided for herein shall be payable on or before the closing of the respective transactions. The parties further agree that, in each calendar year of the Bonus Period, the first One Million Dollars ($1,000,000) of any non discretionary bonus provided for herein shall, at Derrickson's election, be payable in cash or in shares of MCOM common stock (or in securities convertible to MCOM common stock), or in a combination thereof. If the cumulative non-discretionary bonus exceeds $1,000,000 in any calendar year during the Bonus Period, then the amount in excess of $1,000,000 shall be paid exclusively in shares of MCOM common stock (or in securities convertible to MCOM common stock). In all cases where the bonus is paid in the form of stock or other securities, the number of shares due and payable to Derrickson shall be calculated on the basis of the fair market value of the stock prior to the public announcement or closing of the applicable transaction. Thus, the total number of shares delivered to Derrickson will be calculated based on the value of MCOM prior to any investment which triggers the non-discretionary bonus.

7.      COMPENSATION DURING THE CONSULTANT TERM

        During the Consultant Term, Derrickson shall be compensated at the daily rate of Five Thousand Dollars ($5000.00) a day. Derrickson shall not be expected to work more than ten hours per day. If additional hours are required, then they shall be compensated at the hourly rate of $250 per hour. MCOM shall pay Derrickson for a minimum of three days of work a month -- even if no services are required in a month.

8. FRINGE BENEFITS. Derrickson shall be entitled to the benefits provided to officers of MCOM in accordance with its Personnel Policies (including but not limited to health


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        insurance) and consistent with Derrickson's position as Chief Executive
        Officer. At Derrickson's sole election, he may obtain or retain individual health, life, disability policies (and chose not to participate in MCOM's group insurance policies). In such an event, then MCOM agrees to reimburse Derrickson for all premium costs related to such individual policies during the CEO and Consultant Terms.

9. EXPENSES. In addition, during both the CEO and Consultant Terms Derrickson shall be entitled to reimbursement of all business expenses incurred by Derrickson for business conducted on behalf of MCOM, as supported by reasonable documentation evidencing such business expenses.


10. TRAVEL. MCOM shall pay for Derrickson's travel, and the travel of his immediate family, to and from the Puget Sound area (including, but not limited to, Seattle and Port Angeles, Washington) and California. The Company understands that Derrickson's residence in the Puget Sound area shall necessitate frequent trips between California and the Puget Sound area. The Company shall also provide Derrickson with transportation (including, but not limited to, an automobile at Derrickson's choice) in the San Jose area and for travel to and from his residences in the Puget Sound area.

11. HOUSING. The Company will provide Derrickson with temporary housing in the San Jose area during the CEO Term. This temporary housing shall be of premium quality, tastefully furnished and sufficient to allow extended visits by Derrickson's immediate family. The parties understand that a house, apartment, condo or hotel suite of rooms could suit this requirement.

12. PAID LEAVE. The parties do not expect Derrickson to take vacation during the Initial Term. If the CEO term continues beyond the Initial Term, then Derrickson shall accrue a maximum of four (4) weeks paid vacation on an annualized basis to be prorated based on five (5) paid vacation days for each three month term or fraction thereof employed. During the CEO Term, there shall be no limitation on the amount of paid sick days available to Derrickson. Derrickson shall additionally be entitled to take all paid company holidays off during the CEO Term.

13. TERMINATION. This Agreement may only be terminated during the CEO or the Consultant Term only upon the occurrence of one or more of the following events:

        (a) TERMINATION BY THE COMPANY FOR CAUSE. As used herein, Cause means the following:

               (i) the willful and continued failure by Derrickson to substantially perform his material duties as Chief Executive Officer as set forth under this Agreement; provided, however, that such termination shall not be effective unless and until MCOM delivers to Derrickson a written Notice of Cause specifically identifying the manner in which MCOM believes Derrickson has not substantially performed his duties as Chief Executive Officer and providing Derrickson with a period of ten (10) days from the


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                      date of receipt of the Notice of Cause (the "Cure Period")
                      in which to cure said performance deficiencies as stated in the Notice of Cause and Derrickson fails to cure the performance deficiencies within the Cure Period; or

               (ii) Derrickson's misappropriation of MCOM's funds or other material dishonesty causing significant negative impact to the Company;

               (iii)  Derrickson's conviction of a felony;

               (iv)   Derrickson's material breach of this Agreement.

        (b) DERRICKSON'S TERMINATION FOR "GOOD REASON." Derrickson may terminate this Agreement at any time for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean:

               (i)    a breach by MCOM of the specific terms of this Agreement;

               (ii) during the CEO Term, the assignment of any duties inconsistent with Derrickson's status as Chief Executive Officer or a substantial adverse alteration in the nature, conditions or responsibilities of Derrickson's position as Chief Executive Officer;

               (iii) during the CEO Term, a reduction in Derrickson's Base Salary as in effect as of the date hereof or as the same may be increased from time to time;

               (iv) the failure of MCOM, without Derrickson's written consent, to pay Derrickson any portion of his Base Salary at its then existing current rate; or

               (v) the failure of MCOM, without Derrickson's written consent, to provide Derrickson with benefits consistent with his position as Chief Executive Officer (as said benefits are further described herein).

               Provided that Derrickson shall have no right to terminate this Agreement pursuant to this Paragraph unless Derrickson provides MCOM with a written Notice of Good Reason Termination describing the act or acts potentially giving rise to Derrickson's termination for Good Reason and providing MCOM a period of ten
               (10) days from the date of receipt of said Notice (the "Cure Period") in which to cure said act or acts as described in Derrickson's Notice of Good Reason Termination and MCOM fails to cure said acts or acts within the Cure Period.

               In the event Derrickson terminates his employment for Good Reason, MCOM shall pay Derrickson severance pay at the Derrickson's then current rate of Base Salary for the duration of the applicable stated Term (i.e. CEO Term or Consultant Term as applicable). Such severance payment under this Paragraph shall be payable in a lump sum payment upon Derrickson's effective date of


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               termination. In addition, upon termination of Derrickson's employment under this Paragraph, MCOM shall also continue all of Derrickson's benefits at their current existing amounts as of the date of termination, at MCOM's sole expense, for the duration of the applicable stated Term (i.e. CEO Term or Consultant Term as applicable).

14. NOTICES. All notices hereunder shall be in writing and personally delivered or sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                  IF TO MCOM:               Chair, Board of Directors
                                            333 West Julian St.
                                            San Jose, CA. 95110

                  IF TO DERRICKSON:         Ralph C. Derrickson
                                            [address deleted]

        Either party may direct the other, by notice as provided herein, to deliver notice in the future to another address.

15. MEDIATION. In the event any controversy, claim or dispute arising out of this Agreement cannot be settled by the parties, the parties agree to appoint a mediator to attempt to settle such controversy or claim. The parties agree to appoint a mediator by mutual agreement. The parties agree to first proceed with mediation with respect to any controversy, claim or dispute arising out of this Agreement. The parties agree to attend and to participate in good faith for one full day of a mediation session; provided, however, that the parties may agree to participate in additional mediation sessions by a writing signed by both parties specifying the number of additional sessions upon which they agree to participate. The parties agree to each be responsible for its or his own costs, including reasonable attorneys' fees, associated with the mediation, unless otherwise agreed to by the parties.

16. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the employment of Derrickson. This Agreement shall terminate and supersede any prior written or oral agreements or understandings between the parties hereto regarding the terms and conditions of MCOM's employment of Derrickson.

17. AMENDMENT; NON-WAIVER. Except as otherwise specifically provided, no amendment or modification of this Agreement shall be valid, unless the same is in writing and signed by the party against whom it is sought to be enforced.

18. GOVERNING LAW/VENUE. This Agreement and all actions or suits hereunder shall be governed by and construed in accordance with the laws of the State of California. Both parties agree that any suit or action relating to this Agreement shall be instituted and commenced exclusively in King County Superior Court or in the United States District Court for the Western District of Washington, sitting in Seattle, Washington. Both parties waive the right to change such venue (except by mutual consent) and hereby consent to the jurisdiction of such courts for such claims.


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19.     BINDING EFFECT. All rights, remedies and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their respective heirs, personal representatives, administrators, successors and permitted assigns.

20. ATTORNEYS' FEES. The prevailing party in any suit or action to enforce this Agreement, or any term hereof, shall be entitled to recover all of his or its costs and expenses incurred in connection with such suit or action, including without limitation, reasonable attorneys' fees incurred at all levels and proceedings.

21. SEVERABILITY. If any one or more provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect under the law applicable hereto, the validity, legality and enforceability of all remaining provisions shall not in any way be affected or impaired and all provisions shall be enforceable to the full extent permitted under applicable law.

22. HEADINGS. The paragraph headings in this Agreement are for convenience of reference only and shall not be given effect in the construction or interpretation hereof.

23. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile shall be the same as an original for purposes of this Agreement.

24. CERTAIN PAYMENTS. The parties believe that the payments hereunder do not constitute "Excess Parachute Payments" under Section 280G of the Internal Revenue Code (the "Code"). Notwithstanding such belief, if any payment under this Agreement is determined to be an "Excess Parachute Payment," MCOM shall pay to Derrickson an additional amount (the "Tax Payment") such that (x) the excess of all Excess Parachute Payments (including any Tax Payment under this Section 24) over the sum of the excise tax thereon under Section 4999 of the Code and income tax thereon under Subtitle A of the Code and state law is equal to (y) the excess of all Excess Parachute Payments (excluding any Tax Payment under this
        Section 24) over applicable income tax thereon under Subtitle A of the Code and state law.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day first hereinabove written.

METRICOM

                        By: /s/ WILLIAM D. SAVOY                March 29, 2001
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                        Authorized Member, Board of Directors        Date


RALPH DERRICKSON:
                        /s/ RALPH C. DERRICKSON                 March 30, 2001
                        -------------------------------------   --------------
                                                                     Date


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